UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

Penn Treaty American Corporation
(Exact name of registrant as specified in charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2005, Penn Treaty American Corporation (the “Company”) announced its financial results for the three and nine month periods ended September 30, 2005. The Company issued a press release, dated November 9, 2005, which is furnished as an exhibit hereto and incorporated by reference herein.

The press release referred to fully converted book value, which is a non-GAAP financial measure. The press release included a reconciliation of fully converted book value to GAAP book value. The Company believes that the presentation and discussion of this non-GAAP financial measure, which is consistent with past disclosure, in conjunction with disclosure of all reconciling items, provides a better understanding of the Company’s current value in light of future items which the Company believes are likely to be significantly dilutive to current shareholders.

The Company held an investor conference call on November 9, 2005. The Company disclosed on the call that it anticipated it would close 2005 with sales levels between $20 million and $21 million in new annualized premium. In addition, the Company reiterated its earnings guidance for the second half of this year.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

Number	Description

99.1	Press Release issued on November 9, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

November 15, 2005	By: /s/ Mark Cloutier
Name: Mark Cloutier Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued on November 9, 2005.